Exhibit 99.1

Aether Completes Sale of Transportation Division

OWINGS MILLS, MD — September 17, 2004 — Aether Systems, Inc. (NASDAQ: AETH) today announced the closing of the sale of its Transportation division to an affiliate of Platinum Equity.

In the sale, Aether received $25 million in cash, subject to a purchase price adjustment to be determined within 45 days. The sale was approved by the Company’s stockholders at a special meeting held on September 15, 2004. Aether continues to own and operate its Mobile Government division, but has previously announced that it has agreed to sell this business unit to BIO-key International, Inc. The sale of the Mobile Government division is expected to be completed in the next several weeks.

Aether also reported that the previously announced redemption of all $155 million of its outstanding 6% senior convertible notes is expected to occur on October 4, 2004. The total cost of the redemption, in accordance with the terms of the notes, will be approximately $157 million.

“With the completion of the sale of our Transportation business, the expected sale of our Mobile Government business, and the pending redemption of our outstanding notes, we are poised to complete the transition of our business to building and managing a leveraged portfolio of residential mortgage-backed securities,” said David Oros, Aether’s chairman and CEO. “We expect to increase our investments in residential mortgage-backed securities and related securities through the end of the year, and we are aiming to have our available cash fully invested and appropriately leveraged, consistent with the parameters we have been discussing, during the first quarter of 2005.”

About Aether Systems

Aether Systems’ Mobile Government business provides wireless and mobile data solutions that increase efficiency and productivity for the Mobile Government market. Aether has agreed to sell its Mobile Government business segment and plans to focus on the management of a leveraged portfolio of mortgage-backed securities that it is now building. Aether began its mortgage-backed securities business earlier this year.

About Platinum Equity

Platinum Equity (www.platinumequity.com) is a global M&A&OSM firm specialized in the merger, acquisition and operation of mission-critical services and solutions companies. Since its founding in 1995, Platinum Equity has acquired more than 40 businesses and built a portfolio of 19 market-leading companies with over 32,000 employees, more than 600,000 customer sites and annual revenues of $5.5 billion. In 2003, Platinum Equity was named the 34th largest private company in the United States.

Forward-Looking Statement Disclosure

This press release contains “forward-looking statements,” as such term is used in the Securities Exchange Act of 1934, as amended. Such forward-looking statements include those regarding the Company’s expectations about (1) the completion of the sale of the Mobile Government business, (2) the expected redemption of its outstanding 6% convertible subordinated notes and (3) development of its residential mortgage-backed securities business. When used herein, the words “anticipate,” “believe,” “estimate,” “intend,” “may,” “will,” and “expect” and similar expressions as they relate to Aether or its management are intended to identify such forward-looking statements. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties. They are not guarantees of future performance or results. The Company’s actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. These risks include: (1) we may not complete the sale of our Mobile Government business on the terms announced or at all, (2) our mortgage-backed securities business is new, and we may not be successful in managing the business or in realizing our business objectives, (3) leverage that we incur to expand the size of the mortgage-backed securities portfolio may limit our financial flexibility and could have a substantial negative effect on our financial results if we do not successfully manage the risks of borrowing; and (4) in managing the mortgage-backed securities portfolio, we will depend heavily on Friedman, Billings, Ramsey & Co., Inc., who may choose to cease working with us, in which event our performance could be negatively affected. For a more detailed discussion of these and other risks and uncertainties, you should carefully review our 2003 Annual Report on Form 10-K, which we filed with the SEC on March 15, 2004, as well as the Current Report on Form 8-K that we filed with the SEC on June 10, 2004 and the Quarterly report on Form 10-Q for the Quarter ended June 30, 2004, which we filed with the SEC on August 9, 2004.

Contact:
     Aether Systems, Inc.
     Steven Bass, 443-394-5029

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